As filed with the Securities and Exchange Commission November __, 1996

                                                      Registration No. 333-07713

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            Post-Effective Amendment
                                     No. 1
                                       to
                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1993

                         DANIELSON HOLDING CORPORATION
             (exact name of registrant as specified in its charter)

    Delaware                           6719                      95-6021257
(State or other                  (Primary Standard             (I.R.S. Employer
jurisdiction of                      Industrial                 Identification
incorporation                      Classification                  Number
or organization)                     Code Number)


                                                     Ian M. Kirschner
767 Third Avenue                                     General Counsel
New York, NY 10017-2023                       Danielson Holding Corporation
(212) 888-0347                                        767 Third Avenue
(Address, including zip code,                     New York, NY 10017-2023
and telephone number,                                 (212) 888-0347
including area code,                        (Name, address, including zip code,
of registrant's principal                      and telephone number, including
executive office)                              area code, of agent for service)


                                Michael W. Stamm
                           Anderson Kill & Olick, P.C.
                           1251 Avenue of the Americas
                             New York, NY 10020-1182
                                 (212) 278-1700

               DEREGISTRATION AND TERMINATION OF MERGER AGREEMENT

                  This Registration Statement on Form S-4 registered shares of Common Stock and Series A Cumulative Perpetual Preferred Stock, $0.10 par value per share (the "Shares") of Danielson Holding Corporation (the "Company") in connection with the proposed merger of Midland Financial Group, Inc ("Midland") with and into Mission Sub E, Inc. ("Merger Sub") a wholly owned subsidiary of the Company, pursuant to the Agreement and Plan of Merger, dated as of February 26, 1996, as amended (the "Merger Agreement") among the Company, Midland and Merger Sub, all as more fully described in the Joint Proxy Statement/Prospectus which is contained in this Registration Statement.
                  On July 24, 1996, the Company, Midland and Merger Sub entered into a Termination Agreement pursuant to which the parties mutually agreed to terminate the Merger Agreement effective immediately. Accordingly, the Company hereby deregisters the Shares originally covered by this Registration Statement.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 21.  Exhibits and Financial Statement Schedules
          (a)      Exhibits

          Exhibit
          Number         Descriptions
          2.4            Termination  Agreement dated July 24, 1996,  among
                         Danielson Holding Corporation, Midland Financial Group,
                         Inc.  and Mission Sub E, Inc.  (included as Exhibit 2.1
                         to the  Registrant's  report on Form 8-K filed July 31,
                         1996).

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended (the "Securities Act"), the Registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on November 19, 1996.

                                                   DANIELSON HOLDING CORPORATION



                                                   By: /s/ Martin J. Whitman
                                                      --------------------------
                                                      Martin J. Whitman
                                                      Chief Executive Officer


         Pursuant to the requirements of the Securities Act, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                     Title                              Date
---------                     -----                              ----

/s/ Martin J. Whitman         Chairman of the Board,             November 19, 1996
-----------------------       Chief Executive Officer
 Matin J. Whitman             and Director (principal
                              executive officer)

/s/ Michael Carney            Chief Financial Officer,           November 19, 1996
-----------------------       Treasurer and Controller
  Michael Carney              (principal financial officer
                              and principal accounting officer)

/s/ David M. Barse            President, Chief Operating         November 19, 1996
-----------------------       Officer and Director
  David M. Barse

/s/ Joseph F.Porrino          Director                           November 18, 1996
-----------------------
 Joseph F. Porrino

/s/ Frank B. Ryan             Director                           November 17, 1996
-----------------------
  Frank B. Ryan

/s/ Eugene M. Isenberg        Director                           November 18, 1996
-----------------------
  Eugene M. Isenberg

/s/ Timothy C. Collins        Director                           November 18, 1996
-----------------------
  Timothy C. Collins

/s/ Wallace O. Sellers        Director                           November 18, 1996
-----------------------
  Wallace O. Sellers

/s/ Stanley J. Gartska        Director                           November 19, 1996
-----------------------
  Stanley J. Garstka

/s/ Anthony G. Petrello       Director                           November 18, 1996
-----------------------
  Anthony G. Petrello

                                                                     EXHIBIT 2.4
                             TERMINATION AGREEMENT

     TERMINATION AGREEMENT (this "Agreement"), dated July 24, 1996 by and among Danielson Holding Corporation, a Delaware Corporation (the "Purchaser"), Midland Financial Group, Inc., a Tennesee Corporation (the "Company"), and Mission Sub E, Inc., a Delaware Corporation (the "Merger Sub").

                                   WITNESSETH
                                   ----------

     WHEREAS, the Purchaser, the Company and the Merger Sub have entered into an Agreement and Plan of Merger dated as of February 26, 1996, as amended (the "Merger Agreement");

     WHEREAS, the Purchaser, the Company and the Merger Sub desire to terminate the Merger Agreement and to take certain actions in connection therewith;

     NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties hereto agree as follows:

     1. Pursuant to Section 8.1 of the Merger Agreement, the Purchaser, the Company and the Merger Sub mutually agree to terminate the Merger Agreement effective immediately.

     2. The Purchaser and the Merger Sub hereby forever and irrevocably release and discharge the Company, and the Company hereby forever and irrevocably releases and discharges the Purchaser and the Merger Sub, from any and all obligations, liabilities, covenants, agreements, claims and causes of action that each has or may have arising out of, in connection with, or relating in any way to the Merger Agreement and all related documents executed and delivered in connection with the transactions contemplated thereby.

     IN WITNESS WHEREOF, each party hereto has caused this Termination Agreement to be duly executed by its duly authorized officer on the date first set forth above.

                                             DANIELSON HOLDING CORPORATION

                                             By: /s/ Martin J. Whitman
                                                ----------------------------
                                                Name: Martin J. Whitman
                                                Title: Chairman of the Board


                                             MISSION SUB E, INC.

                                             By: /s/ Martin J. Whitman
                                                -----------------------------
                                                Name: Martin J. Whitman
                                                Title: President

                                             MIDLAND FINANCIAL GROUP, INC.

                                             By: /s/ Joseph W. Mc
                                                 ----------------------------
                                                 Name:
                                                 Title: